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                                                                     EXHIBIT 5.1

                                ARTHUR J. SIMON
                                 (312) 876-7567
                              AJS@SONNENSCHEIN.COM

                                                              September 26, 1997

CNA Surety Corporation
CNA Plaza
Chicago, Illinois 60685

              Re: CNA Surety Corporation
                 Registration Statement on Form S-8

Ladies and Gentlemen:

     As counsel to CNA Surety Corporation, a Delaware corporation (the "Company"), we have represented the Company in connection with the Registration Statement on Form S-8 concerning shares of Common Stock, $0.01 par value, of the Company ("Common Stock") to be issued in connection with the Replacement Stock Option Plan and the 1997 Long-Term Equity Compensation Plan (collectively, the "Plans"). In connection with the foregoing, we have examined the corporate records of the Company, including its Certificate of Incorporation, as amended, by-laws and other corporate records and documents and have made such other examinations as we consider necessary to render this opinion. Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. The Plans and the shares of Common Stock covered by the Plans have been duly authorized by all requisite corporate action.

     3. With respect to the authorized but unissued shares of Common Stock covered by the Plan, such shares, when issued in accordance with the terms and provisions for their issuance under the Plans, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the registration statement referenced above and to the references to the firm in the registration statement

                                          Yours very truly,

                                          SONNENSCHEIN NATH & ROSENTHAL

                                          By:  Arthur J. Simon